Year Ended October 31, 2005
John Hancock Equity Trust
John Hancock Growth Trends Fund
 Series - 1
NAV per share - Class C  $6.06


John Hancock Small Cap Fund
 Series -
NAV per share - Class C  $11.49
NAV per share - Class I    $11.60


John Hancock Technology Leaders Fund
 Series -
NAV per share - Class C  $9.01
NAV per share - Class I    $9.05